EXHIBIT "A"
                            Asset Purchase Agreement

                            ASSET PURCHASE AGREEMENT



         ASSET PURCHASE AGREEMENT, ("Agreement") dated this day of September, 1998, among Flexweight Corporation, a Kansas corporation ("Flexweight") and NuOasis International Inc., a corporation organized under the laws of The Commonwealth of the Bahamas ("NuOasis").

         WHEREAS, Flexweight desires to acquire the assets of NuOasis consisting of not less than 75% of the capital stock of Cleopatra Palace Resorts and Casinos Limited, a U.K. corporation ("CPR") and not less than 80% of the total issued and outstanding capital stock of NuOasis Resorts & Casinos N.V., a Netherlands Antilles corporation in organization ("NAC") for a purchase price of Two Hundred Twenty Million Dollars $220,000,000 (the "Purchase Price");

         WHEREAS, NuOasis desires to sell the NuOasis Assets (as defined below) to Flexweight for the Purchase Price; and

         WHEREAS, Flexweight is a SEC reporting company whose shares of common stock are traded on the NASDAQ OTC Bulletin Board.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                    ARTICLE I


                                   DEFINITIONS

Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

"Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

"Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person,
(ii) any other Person that owns or controls five percent (5%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

"Agreement" means this Asset Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended, modified or restated from time to time in accordance with the terms hereof. "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

"Audited Financial Statements" has the meaning ascribed to it in Section 3.8.

"Books and Records" means all files, documents, instruments, papers, books and records relating to the Business, NuOasis or the Subsidiaries, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Permits, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

"Business Combination" means with respect to any Person any (i) merger, consolidation or combination to which such Person is a party, (ii) any sale, issuance dividend, split or other disposition of any capital stock or other equity interests (or any security or loan convertible into or exchangeable for such capital stock or other equity interests) of such Person, (iii) any tender offer (including without limitation a self-tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

"Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Nevada are authorized or obligated to close.

"Business and/or Condition of NuOasis" means the Business, condition (financial or otherwise), results of operations, Assets and Properties of NuOasis and the Subsidiaries taken as a whole.

"Closing Date" means September 30, 1998, or such earlier date as the parties hereto may mutually agree.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or other commitment (whether written or oral).

"NuOasis Assets" means, collectively, the 75% equity ownership of CPR, consisting of not less than 18,750,000 shares of CPR capital stock (the "CPR shares") and 80.0% equity ownership of NRC, consisting of not less than 4,000,000 shares of NRC capital stock (the "NRC Shares")

"Disclosure Schedule" means the schedules delivered to Flexweight by or on behalf of NuOasis, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by NuOasis pursuant to Article 3 of this Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

"GAAP"  means  United   States   generally   accepted   accounting   principles,
consistently applied throughout the specified period and in all prior comparable periods.

"Governmental or Regulatory Authority" means any court, tribunal, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, any arbitrator, tribunal or panel of arbitrators and, shall include, without limitation, any stock exchange, quotation service and the National Association of Securities Dealers.

"Indebtedness" means, as to any Person: (i) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments,
(iii) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (vii)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (viii) all Indebtedness of any other Person referred to in clauses (i) through (vii) above, guaranteed, directly or indirectly, by that Person.

"Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

"IRS" means the United States Internal Revenue Service.

"Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

"Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or to become due).

"Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or Contract committing to grant any of the foregoing.

"Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including, without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation, all fees and expenses, including, without limitation, fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any third party claims or (ii) asserting or
disputing  any  rights  under  this  Agreement   against  any  party  hereto  or
otherwise).

"Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to
(i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interest of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interest of such Person, including, without limitation, any rights to participate in the equity, income or election of directors, management committee members or officers of such Person.

"Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

"Permits"   means   all   licenses,   permits,    certificates   of   authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

"Permitted Lien" means (i) any Lien for Taxes, governmental, charges or levies not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) the Liens set forth in any Disclosure Schedule, (iii) any minor imperfection of title, easements, rights of way or similar Lien as normally exist with respect to property similar in character to the property affected thereby and which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the business of the Company or any Subsidiary and which do not secure obligations for money borrowed and (iv) Liens imposed by any law, such as mechanic's, materialman's, landlord's, warehouseman's and carrier's Liens, securing obligations incurred in the ordinary course of business which are not yet overdue or which are being diligently contested in good faith by appropriate proceedings and, with respect to such obligations which are being contested, for which the Company has set aside adequate reserves.

"Person" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or Governmental or Regulatory Authority.

"Projections"  means  the  projections  for  the  NuOasis  assets,   results  of
operations, assets, liabilities, cash flow and other information supplied by NuOasis.

"Purchase Price" has the meaning ascribed to it in Section 2.1.

"Flexweight" has the meaning ascribed to it in the forepart of this Agreement.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

"Subsidiary" means any Person in which NuOasis, directly or indirectly, beneficially owns more than fifteen percent (15%) of either the equity interests in, or the voting control of, such Person.

"Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

"Tax  Returns"  means  any  returns,   reports  or  statements   (including  any
information returns) required to be filed for purposes of a particular Tax.

"Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States Federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

"Transfer Taxes" means sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees.

"Unaudited Financial Statements" has the meaning ascribed to it in Section 3.8.

         (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement, and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of NuOasis or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

         (c) When used herein, the phrase "to the knowledge of " any Person, "to the best knowledge of " any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, and (ii) with respect to any other Person, the actual knowledge of the directors, officers, members, general partners and other similar Person in a similar position or having similar powers and duties; and, in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after reasonable inquiry.



                                   ARTICLE II


                      SALE OF PURCHASED INTERESTS; CLOSING

         2.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement,

         (a) At the Closing, Flexweight shall purchase from NuOasis, free and clear of all Liens, all of the NuOasis Assets.

         (b) The Purchase Price shall be payable at the Closing as set forth below.

         (c) The Purchase Price shall consist of (a) Eight Million (8,000,000) shares of Flexweight's Common Stock (the "Flexweight Shares"), (b) Promissory Notes in the aggregate principal amount of One Hundred Eighty Million Dollars ($180,000,000), and (c) Six Million (6,000,000) Warrants to Purchase Common Stock ("Warrants") pursuant to which

         NuOasis, or the holder of the Warrants, may purchase six (6) shares of Flexweight Common Stock for each Warrant at a price of six dollars ($6.00) per share.

         2.2 Closings. The Closing will take place at the offices of Archer & Weed, 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 on the Closing Date in accordance with the terms of this Agreement, or at such other place or time as Flexweight and NuOasis mutually agree. At the Closing, Flexweight shall pay to NuOasis the Purchase Price pursuant to Section 2.1. Simultaneously, NuOasis shall deliver to Flexweight one or more certificates representing the NuOasis Assets together with all necessary instruments of transfer, in form and substance reasonably satisfactory to Flexweight. At the Closing, there shall also be delivered to Flexweight and NuOasis the opinions, certificates and other Contracts, documents and instruments required to be delivered under the terms of this Agreement.



                                   ARTICLE III


                    REPRESENTATIONS AND WARRANTIES OF NUOASIS

NuOasis represents and warrants to Flexweight that the statements contained in this Article III are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date (as though made then and as though such Closing Date was substituted for the date of this Agreement throughout this
Article III). NuOasis has delivered a Disclosure Schedule (including exhibits thereto) to Flexweight setting forth certain information, the disclosure of which is required or appropriate in relation to any or all of the following representations and warranties.


         3.1 Organization of NuOasis. (a) NuOasis is a corporation duly incorporated, validly existing and in good standing under the Common Wealth of the Bahamas. The property and business activity of NuOasis is the ownership (beneficial and of record), on the Closing Date, of the NuOasis Assets, that is

         (a) NuOasis is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. NuOasis agrees, prior to the Closing Date, to deliver to
         Flexweight true and complete English language copies of its (i) certificate of incorporation with all amendments thereto (the "Charter") and (ii) by-laws, in each case as in effect on the date hereof and the name of each director and officer and the position held by each of them with NuOasis.

         3.2 Power and Authority. NuOasis has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by NuOasis of this Agreement, the performance by NuOasis of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by NuOasis and constitutes a legal, valid and binding obligation of NuOasis enforceable against NuOasis in accordance with its terms.

         3.3 Capitalization. As of the date hereof, and immediately prior to the consummation of the transactions contemplated hereby and before giving effect to such transactions, the authorized capital stock of NuOasis consists of Seventy Five Million (75,000,000) shares of Common Stock, of which not more than Seven Five Million (75,000,000) shares are issued and outstanding and Twenty Five Million (25,000,000) shares of Preferred Stock of which Twenty Four Million (24,000,000) shares are issued and outstanding as Series A Convertible Preferred Stock (the "Series A Shares").

         As of the date hereof, there are no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of NuOasis pursuant to any provision of law, the Charter or By-laws (in each case, as amended and in effect on the date hereof), or any agreement to which NuOasis is a party. All of the outstanding shares of capital stock of NuOasis have been duly authorized and validly issued, are fully paid and non-assessable.

         3.4 Subsidiaries. Section 3.4 of the Disclosure Schedule lists the name of each Subsidiary and the ownership interest of NuOasis therein. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has full power and authority to conduct its business as presently conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non assessable, and, except as set forth in any Disclosure Schedule, are owned, beneficially and of record, by NuOasis or Subsidiaries wholly owned by the Company free and clear of all Liens. There are no outstanding Options with respect to any Subsidiary. NuOasis agrees, prior to the Closing Date, to deliver to Flexweight true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable charter documents) of each of the Subsidiaries. Except for the Subsidiaries, the Company holds no equity, partnership, limited liability company, joint venture or other interest in any Person.

         3.5 No Conflicts. The execution and delivery by NuOasis this Agreement, the performance by NuOasis of its obligations hereunder and the consummation of the transactions contemplated hereby does not and will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter or the certificate or articles of incorporation or organization or by-laws (or other comparable charter documents) of NuOasis, or any Subsidiary;
(b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to NuOasis, or any Subsidiary or any of their respective Assets and Properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require NuOasis, or any Subsidiary to obtain any consent or approval, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to,
(v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, (vi) result in the creation of any new additional or increased liability of the Company or any Subsidiary under or (vii) result in the creation or imposition of any Lien upon, NuOasis or any Subsidiary or any of their respective Assets and Properties under, any Contract or Permit to which NuOasis, or any Subsidiary is a party or by which any of their respective Assets and Properties are bound.

         3.6 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of NuOasis, or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

         3.7      Corporate Formalities; Books and Records.

         (a) NuOasis has complied in all material respects with all corporate formalities required to be complied with under applicable laws.

         (b) The minute books and other similar records of NuOasis and each Subsidiary as made available to Flexweight prior to the Closing Date under this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of directors, members, stockholders, the management committee or boards of directors, subcommittees and committees of the boards of directors of NuOasis and each Subsidiary.

         3.8      Financial Statements.

         (a) NuOasis has furnished the Flexweight with true and complete copies of its audited consolidated balance sheets and its Subsidiaries as of June 30, 1997 and the related consolidated statements of operations, statement of changes in stockholder's equity and cash flows for the years then ended, together with the notes thereto, (the "NuOasis Financial Statements"), setting forth in each case in comparative form the corresponding figures for the corresponding dates and periods of the previous fiscal year, together with reports of auditors thereon, except as to June 30, 1998 which is presently unaudited. The June 30, 1998 financial statements and those of CPR and NRC and their subsidiaries for periods ending prior to June 30, 1998 which are unaudited, if any, fairly present in all material respects the consolidated financial position of NuOasis and its Subsidiaries as of the respective dates thereof, and the results of operations, changes in stockholder's equity and cash flows for the periods set forth therein, all in conformity with GAAP. The Unaudited Financial Statements fairly present in all material respects the consolidated financial position of NuOasis and its Subsidiaries as of the dates thereof and the results of operations, changes in stockholder's equity and cash flows of the Company and its Subsidiaries for the periods set forth therein, all in conformity with GAAP, except as specifically noted in the notes thereto. (b) The Projections constitute a reasonable forecast of the NuOasis Assets and business operations for the periods set forth therein. The Projections have been prepared based on the estimates and assumptions set forth therein, which assumptions and estimates are all of the assumptions and estimates used in formulating such Projections and are reasonable and fair in light of current conditions and reflect the reasonable estimate of NuOasis of the results of operations, assets, liabilities, cash flow and other information projected therein. To the knowledge of NuOasis, no facts exist which would result in any material change in any such Projections, save the adjustments set forth above.

         3.9 Absence of Changes.  Since June 30, 1998 except (a) as set forth in
Section 3.9 of the Disclosure Schedule or (b) the transactions contemplated by this Agreement, there has not been any event or development which, individually or together with other such events, could reasonably be expected to have a material adverse effect on the NuOasis Assets. In addition, without limiting the foregoing, except as disclosed in Section 3.9 of the Disclosure Schedule and except for the transactions contemplated by this Agreement since June 30, 1998 neither NuOasis nor any Subsidiary:

         (a) has (i) declared, set aside or paid any dividend or other distribution in respect of the capital stock of NuOasis or any Subsidiary or (ii) directly or indirectly redeemed, purchased or otherwise acquired any such capital stock or other equity interests;

         (b) authorized, issued, sold or otherwise disposed of, or granted any Option with respect to any shares of capital stock or other equity interests of NuOasis or any Subsidiary, or modified or amended any right of any holder of any outstanding shares of capital stock or other equity interests of NuOasis or any Subsidiary or Option with respect thereto;

         (c) (i) increased salary, wages or other compensation (including, without limitation, any bonuses, commissions and any other payments) of any officer, employee or consultant of NuOasis or any Subsidiary whose annual salary, wages and such other compensation is, or after giving effect to such change would be, in the aggregate, $100,000 or more per annum; (ii) established or modified (A) targets, goals, pools or similar provisions under any benefit plan, employment contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any benefit plan, employment Contract or other employee compensation arrangement; or
         (iii) adopted, entered into, amended, modified or terminated (in whole or in part) any benefit plan;

         (d) (i) incurred any Indebtedness, (ii) made or agreed to make any loans to any Person or (iii) made or agreed to make any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of NuOasis or any Subsidiary under, any Indebtedness of or owing to NuOasis or any Subsidiary;

         (e) suffered any physical damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting any of the real or personal property or equipment of the material Assets and Properties of NuOasis or any Subsidiary;

         (f) failed to pay or satisfy when due any obligation of NuOasis or any Subsidiary, except when the failure would not have a material adverse effect on the Business or Condition of NuOasis or its Subsidiaries;

         (g) acquired any business or Assets and Properties of any Person (whether by merger, consolidation or otherwise) or disposed or leased, or incurred a Lien (other than a Permitted Lien) on, any Assets and Properties of NuOasis or any Subsidiary, in each case, other than acquisitions or dispositions of products in the ordinary course of business of NuOasis or such Subsidiary consistent with past practice;

         (h) entered into, amended, modified, terminated (in whole or in part) or granted a waiver under or given any consent with respect to any Intellectual Property;

         (i)      commenced, terminated or changed any line of the Business;

         (j) entered into any transaction with any stockholder or Affiliate of NuOasis or any Subsidiary, other than pursuant to any Contract in effect on the Audited Financial Statement Date;

         (k) made any change in the accounting methods or procedures of NuOasis or any Subsidiary or became subject to any conditions or event which has or could reasonably be expected to have a material adverse effect on the Business or Condition of NuOasis; or

         (l) entered into any agreement to do any of the things described in the preceding paragraphs, including, without limitation, with respect to any Business Combination not otherwise restricted by the preceding paragraphs.

         3.10 No Undisclosed Liabilities. At Closing, NuOasis will have no Liabilities of, relating to or affecting the NuOasis Assets or any Subsidiary or any of their respective Assets and Properties, except (i) Liabilities reflected or reserved against in the Audited Financial Statements, (ii) Liabilities disclosed in Section 3.10 of the Disclosure Schedule, or (iii) Liabilities incurred in the ordinary course of business consistent with past practice since the Audited Financial Statement Date and in accordance with the provisions of this Agreement.

         3.11  Taxes.

         (a) All Taxes which could constitute a lien on the Assets and Properties of NuOasis or the Subsidiaries and which were due and payable by NuOasis or the Subsidiaries with respect to the Closing Date and all periods beginning and ending prior thereto have been or will be paid by NuOasis prior to delinquency. All Tax Returns that have been filed by or with respect to NuOasis or any Subsidiary, or any affiliated, combined, consolidated, unitary or similar group of which NuOasis is or was a member with any Taxing Authority correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. NuOasis and the Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or due and payable to any employee, creditor, independent contractor or other third party.

         (b) NuOasis does not expect any Taxing Authority to assess any additional Taxes against or in respect of it or any Subsidiary for any past period. There is no dispute or claim concerning any Tax liability of NuOasis or any Subsidiary either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to NuOasis, or any Subsidiary. NuOasis has delivered to Flexweight, with respect to NuOasis and each Subsidiary, complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all correspondence, agreements, notices, reports or statements of deficiencies with, from or to any Taxing Authority, in each case since January 1, 1996.

         3.12 Legal Proceedings. (a) (i) Neither NuOasis nor any Subsidiary has knowledge of any Orders outstanding against NuOasis or any Subsidiary; and (ii) there are no Actions or Proceedings pending or, to the knowledge of NuOasis, or any Subsidiary, threatened against, relating to or affecting NuOasis or any Subsidiary or any of their respective Assets and Properties. Neither NuOasis nor any Subsidiary is in default with respect to any Order of any court or Governmental or Regulatory Authority and there are no unsatisfied judgments against NuOasis, or any Subsidiary.

         3.13 Compliance With Laws and Orders. NuOasis and the Subsidiaries and the conduct of the Business are in compliance with all applicable Laws and Orders, except where the failure to comply would not have a material adverse effect on the Business or Condition of NuOasis or the NuOasis Assets. None of NuOasis, or any Subsidiary has any knowledge that it is not in compliance with any of such Laws or Orders where the failure to comply would have a material adverse effect on the Business or Condition of NuOasis or the NuOasis Assets. None of NuOasis, or any Subsidiary has any reasonable basis to anticipate that any presently existing circumstances are likely to result in violations of any such Laws or Orders which would, individually or in the aggregate, have a material adverse effect on the Business or Condition of NuOasis.

         3.14 Permits. Section 3.14 of the Disclosure Schedule contains a true and complete list of all Permits used in and material to the business or operations of NuOasis or any Subsidiary, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, NuOasis has delivered to Flexweight true and complete copies of all such Permits. Except as disclosed in Section 3.14 of the Disclosure Schedule:
(i) NuOasis and each Subsidiary own or validly hold all Permits that are material to the Business, (ii) each Permit listed in Section 3.14 of the Disclosure Schedule is valid, binding and in full force and effect and (iii) neither NuOasis nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit.

         3.15     Affiliate Transactions.

          (a) Except as disclosed in Section 3.15(a) of the Disclosure Schedule and except as contemplated by this Agreement, (i) there are no Liabilities owed to NuOasis or any Subsidiary, on the one hand, by any current or former equity holder or Affiliate of NuOasis, on the other hand, (ii) there are no liabilities owed by NuOasis or any Subsidiary on the one hand, to any such current or former stockholder or Affiliate of NuOasis or any Affiliate of any such stockholder or Affiliate, on the other hand, (iii) neither NuOasis, nor any such current or former stockholder or Affiliate provides or causes to be provided any Assets and Properties, services or facilities to NuOasis or any Subsidiary, and (iv) neither NuOasis nor any Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former stockholder or Affiliate.

         (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 3.15(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis on competitive terms.

         3.16 Business Relationships. Since June 30, 1998, no business relationship of NuOasis or any Subsidiary with any customer, supplier or any group of customers or suppliers whose purchases or sales, as the case may be, are individually or in the aggregate material to the Business or Condition of NuOasis has been, or to the knowledge of NuOasis, or any Subsidiary, has been threatened to be, terminated, canceled, limited or changed or modified adversely, and, to the knowledge of NuOasis, or any Subsidiary, there exists no present condition or state of facts or circumstances with respect to such business relationship that would materially adversely affect the Business or Condition of NuOasis, or prevent NuOasis from conducting the Business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which it has heretofore been conducted.

         3.17 Other Negotiations; Brokers. Except as set forth in Section 3.17 of the Disclosure Schedule, neither NuOasis, nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of NuOasis, any Subsidiary, or any such Affiliate) (i) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement or (ii) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in Flexweight or its members, officers, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or consummating the transactions contemplated hereby or thereby.

         3.18 Disclosure. This Agreement does not, and the documents and certificates executed by NuOasis or otherwise furnished by NuOasis to Flexweight do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4.    Representations and Warranties of Flexweight.

Flexweight represents and warrants to NuOasis that:

         4.1 Organization and Authority. Flexweight is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, with the corporate power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of Flexweight. This Agreement has been duly executed and delivered by Flexweight and constitutes the valid, binding, and enforceable obligation of Flexweight.

         4.2 Ability to Carry Out Agreement. To the best of Flexweight's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which Flexweight is a party or to which Flexweight is subject. No consents of any persons under any contract or agreement required to be disclosed pursuant to this Agreement are required for the execution, delivery, and performance by Flexweight of this Agreement.

         4.3 The Shares. The Shares to be issued pursuant to this Agreement will be issued at Closing, free and clear of liens, claims, and encumbrances, and Flexweight has all necessary right and power to issue the Shares to NuOasis as provided in this Agreement without the consent or approval of any person, firm, corporation, or governmental authority.

         4.4 Capitalization of Flexweight. The capitalization of Flexweight is, as of the date hereof, comprised of twenty five million (25,000,000) shares of authorized $.10 par value common stock of which, as of the Closing Date, not more than Nine Million (9,000,000) shares will be issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable, and are not issued in violation of the preemptive or other right of any person.

         4.5 Financial Information. Flexweight has provided to NuOasis, or will provide prior to Closing, copies of its Annual Report on Form 10-KSB for the two
(2) years ending at or prior to August 31, 1997 and the interim quarterly financial statement on Form 10-QSB for the quarters ended November 30, 1997, February 28, 1998 and May 31, 1998. The quarterly financial statements and such Annual Reports, and all other information included in such reports, shall be referred to as the "Flexweight's Financials." Flexweight has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for in Flexweight Financials, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of Flexweight Financials, none of which (individually or in the aggregate) are material except as expressly indicated in Flexweight Financials. Flexweight is not a guarantor or otherwise contingently liable for any material amount of such indebtedness. Except as indicated in Flexweight Financials or Flexweight Disclosure Documents, there exists no default under the provisions of any instrument evidencing such indebtedness or of any agreement relating thereto.

         4.6 Litigation. To the best knowledge and belief of Flexweight, except as disclosed pursuant to this Agreement, there is neither pending nor threatened, any action, suit or arbitration to which its property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or properties, assets, business or operations, which would create a material liability on the part of Flexweight, or which would conflict with this Agreement or any action taken or to be taken in connection with it.

         4.7 Tax Matters. Flexweight has filed or will file all federal, state, and local income, excise, property, and other tax returns, forms, or reports, which are due or required to be filed by it and has paid, or made adequate provision for payment of all taxes, interest, penalty fees, assessments, or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect to such returns or reports.

         4.8 Contracts. Except as disclosed pursuant to this Agreement, there are no contracts, actual or contingent obligations, agreements, franchises, license agreements, or other commitments between Flexweight and other third parties which are material to the business, financial condition, or results of operation of Flexweight, taken as a whole. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by its terms calls for aggregate payments of more than $25,000.

A list of material contracts will be attached as an exhibits and approved or disapproved at closing ("Approved Agreements").

         4.9 Material Contract Breaches; Defaults. To the best of Flexweight's knowledge and belief, except as disclosed in Flexweight Financials, it has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that it has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which it is a party or is bound and which might give rise to a claim by anyone against Flexweight. To the best of its knowledge and belief, Flexweight is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which might give rise to a claim against Flexweight, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment which might give rise to a claim against Flexweight in respect of which Flexweight has not taken adequate steps to prevent such a default from occurring.

         4.10 Securities Laws. Flexweight is a public company and represents that, except as disclosed in Flexweight Disclosure Documents and in Flexweight's Financials, it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its original stock issuance to its founders, its initial public offering, any other issuance of stock, or any dealings with its stockholders, the public, the brokerage community, the SEC, any state regulatory agencies, or other persons. Flexweight is required to file periodic reports under Section 12(g) of the '34 Act. Flexweight represents that all reports required to be filed pursuant to the '34 Act and any applicable U.S. state "Blue Sky" laws have been filed.

         4.11 Brokers. Flexweight has not agreed to pay any brokerage fees, finder's fees, or other fees or commissions with respect to the transactions contemplated in this Agreement which could give rise to a claim against the Shares. To the best of Flexweight's knowledge, except for Hudson Consulting Group Inc. and NuVen Advisors Inc., no person or entity is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions. Flexweight further agrees to indemnify and hold harmless the other parties to this Agreement against liability to any other broker claiming to act on behalf of Flexweight.

         4.12 Corporate Records. Copies of all corporate books and records, including, but not limited to, any other documents and records of Flexweight relating to the proceeding of its shareholders and directors will be provided to NuOasis prior to Closing at the request of NuOasis. All such records and documents are and will be complete, true, and correct.

         4.13 Approvals. Except as otherwise provided in this Agreement, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Flexweight in connection with the execution, delivery, or performance of this Agreement.

         4.14 Full Disclosure. The information concerning Flexweight, set forth in this Agreement, and in Flexweight Disclosure Documents, is, to the best of Flexweight's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.15 Date of Representations and Warranties. Each of the representations and warranties of Flexweight set forth in this Agreement is true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. Without limiting the generality of the foregoing, Company represents and warrants that as of the Closing Date, its payables will be $20,000 or less excluding notes payable for the purchase of the Oasis, Nevada property.

5. Conditions Precedent to Obligations of NuOasis.

All obligations of NuOasis under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

         5.1 Representations and Warranties. The representations and warranties by Flexweight set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. Flexweight shall deliver on the Closing Date a certificate to this effect, referred to as Flexweight Certificate of Representations and Warranties.

         5.2 No Breach or Default. Flexweight shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         5.3 Action to Pay Purchase Price. Flexweight shall have taken all corporate and other action necessary to issue and deliver the Shares, the Notes and the Warrants representing the Purchase Price to NuOasis pursuant to this Agreement at Closing.

         5.4 Company Disclosure Documents.  Before Closing, Flexweight will have
delivered  to  NuOasis,  or  caused  the  delivery  of,  Flexweight   Disclosure
Documents.

         5.5 Approval of Other Instruments and Documents by NuOasis. All instruments and documents delivered to NuOasis pursuant to the provisions of this Agreement shall be reasonably satisfactory to their legal counsel.

         5.6 Opinion of Counsel. Flexweight shall have delivered to NuOasis an opinion of counsel dated the Closing Date to the effect that:

         (a) Flexweight is duly organized, validly existing, and in good standing under the laws of the United States, State of Kansas.

         (b) Flexweight has the corporate power to conduct business and, specifically, to carry on its business as now being conducted and is duly qualified to do business in the United States, State of Kansas.

         (c) All corporate actions and director approvals have been properly obtained and completed by Flexweight, to the extent, if any, that they are necessary, for all actions required under this Agreement prior to Closing.

         (d) This Agreement has been duly authorized, executed, and delivered by Flexweight and is a valid and binding obligation of Flexweight and, in this regard, Flexweight shall provide NuOasis at Closing with a certified copy of the resolution or resolutions of the Board of Directors of Flexweight, approving and authorizing the issuance by Flexweight of the Shares upon the terms and conditions herein set forth.


6.    Conditions Precedent to Obligations of Flexweight
All  obligations  of  Flexweight   under  this  Agreement  are  subject  to  the
fulfillment, prior to or as of the Closing Date, of each of the following conditions:

         6.1 Representations and Warranties. The representations and warranties executed by and on behalf NuOasis set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. NuOasis shall cause to be delivered on the Closing Date the certificate to this effect, referred to in this Agreement as the Certificate of Representations and Warranties executed by the President and Chief Executive Officer of NuOasis.

         6.2 No Breach or Default. NuOasis shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         6.3 Action to Transfer the NuOasis Assets. NuOasis shall have taken all action necessary to transfer the NuOasis Assets to Flexweight pursuant to this Agreement. In this regard, the conveyance(s) of the NuOasis Assets shall contain such good and sufficient stock powers, and other good and sufficient instruments of sale, conveyance, transfer, and assignment, in form and substance reasonably satisfactory to Flexweight's counsel and with all requisite documentary stamps, if any, affixed, as shall be required or as may be appropriate in order effectively to vest in Flexweight's good, indefeasible, and marketable title to the NuOasis Assets free and clear of all liens, mortgages, conditional sales, and other title retention agreements, pledges, assessments, covenants, restrictions, reservations, easements, and all other encumbrances of every nature.

In addition to the conveyance and delivery of the NuOasis Assets, NuOasis shall have taken all action necessary to deliver all of NuOasis's corporate books and records, including but not limited to its files, documents, papers, agreements, formulas, books of account, and records pertaining to its business, and evidence of compliance with applicable securities laws, if required and requested by Flexweight's counsel.

         6.4 NuOasis Financials. Before Closing, NuOasis will have delivered the Audited Financial Statements and the Unaudited Financial Statements translated into English to Flexweight. The NuOasis Disclosure Documents shall specifically include the information set forth in paragraph 3.8.

         6.5 Approval of Other Instruments and Documents by Flexweight. All instruments and documents delivered to Flexweight pursuant to the provisions of this Agreement shall be reasonably satisfactory to Flexweight and its legal counsel.

         6.6 Opinions, Affidavits and Declarations of NuOasis. NuOasis shall have delivered to Flexweight an opinion of qualified legal counsel reasonably satisfactory to Flexweight, and its counsel and auditors, dated as at the Closing Date, that:

         (a) NuOasis is duly organized, validly existing, and in good standing under the laws of the Commonwealth of the Bahamas and that the NuOasis Assets are free and clear of any and all liens, encumbrances or contingent liabilities except as disclosed pursuant to this Agreement.

         (b) NuOasis has the corporate power to carry on its business as now being conducted and is duly qualified to do business in any other jurisdiction where required or where the non-qualification to do business would have a material adverse affect on the value of its business.

         (c) All action and approvals required in connection to the transfer of the NuOasis Assets to Flexweight have been properly taken, completed or obtained by NuOasis, to the extent, if any, that they are necessary.

         (d)      This  Agreement  has  been  duly  authorized,   executed,  and
         delivered by NuOasis and is a valid and binding obligation of NuOasis.


7.    Covenants and Agreements of NuOasis

Up to and including the Closing Date, NuOasis covenants that:

         7.1 Access and Information. After the execution of this Agreement, NuOasis will permit Flexweight to have reasonable access to all information necessary to verify the representations and warranties made herein. After the Closing, NuOasis will continue to permit Flexweight access to such additional documentation and information as is reasonably necessary to completion of the transactions contemplated under this Agreement.

         7.2 Conduct of Business as Usual. Up until the Closing Date, NuOasis shall insure that NuOasis's operations shall be conducted only in the usual and ordinary course, and that no change will be made to such operations which might adversely affect the value of the NuOasis Assets to be transferred to Flexweight.

         7.3 Best Efforts. NuOasis shall use its best efforts to fulfill all conditions of the Closing including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

         7.4 Assent to Sale of NuOasis Assets. In the event the sale of the NuOasis Assets is consummated, then the shareholders of NuOasis agree to such sale and waive, surrender, and agree not to exercise any rights which such shareholders might have concerning the sale of the NuOasis Assets.


8.    Covenants and Agreements of Flexweight

Up to and including the Closing Date, Flexweight covenants that:

         8.1 Change in Flexweight Directors. Flexweight's Board of Directors will consist of five (5) seats. At Closing, Flexweight agrees that four (4) of the five (5) seats on Flexweight's Board will be vacant and may be filled by two
(2) new directors to be chosen by NuOasis and two (2) new directors to be chosen by mutual agreement between Flexweight and NuOasis, with such directors to be "Independent", as such termis defined in the Listing Requirements for the Nasdaq National Market System.

         8.2 Maintenance of Capital Structure. Up until the Closing Date, or termination hereof, whichever is the earlier, except as disclosed herein or required under the terms of this Agreement, no change shall be made in the Articles of Incorporation or Bylaws of Flexweight, or the authorized capital stock of Flexweight.

         8.3 Avoidance of Distributions. Up until the Closing Date, Flexweight shall not declare any dividends, make any payments or distributions to its stockholders or purchase for cash or redeem any of its shares of capital stock.

         8.4 Conduct of Business as Usual. Up until the Closing Date, Flexweight shall conduct its operations only in the usual and ordinary course, and that no change will be made to such operations which might adversely affect the value of Flexweight.

         8.5 Access and Information. After the execution of this Agreement, Flexweight will permit NuOasis to have reasonable access to all information necessary to verify the representations and warranties of Flexweight. After the Closing, Flexweight will continue to permit NuOasis access to such additional documentation and information regarding Flexweight as is reasonably necessary to completion of the transactions contemplated under this Agreement.

         8.6 Best Efforts. Flexweight shall use its best efforts to fulfill or obtain the fulfillment of all conditions of the Closing, including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

9.   Termination

         9.1 Termination Without Cause. This Agreement may be terminated at any time prior to the Closing Date without cost or penalty to either party:
         (a)      Mutual Consent.  By mutual consent of NuOasis and Flexweight.

         (b) Actions or Proceedings. By NuOasis or Flexweight, (unless the action or proceeding referred to is caused by a breach or default on the part of NuOasis or Flexweight of any of their representations, warranties, or obligations under this Agreement), if there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of NuOasis or Flexweight, made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement.

         9.2 Termination with Cause. This Agreement may be terminated, with the terminating party to be reimbursed by the other party of all expenses and costs related to this Agreement, if:

         (a) Breach or Noncompliance by NuOasis. NuOasis shall fail to comply in any material aspect with any of their representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by NuOasis under this Agreement shall be inaccurate in any material respect and is not cured within ten
         (10) business days of notice of such breach.

         (b) Breach or Noncompliance by Flexweight. Flexweight shall fail to comply in any material aspect with any of its representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by Flexweight under this Agreement shall be inaccurate in any material respect and is not cured within ten
         (10) business days of notice of such breach.


10.   Securities Registration; Disclosure

         10.1 Private Transaction. NuOasis understand that the Shares issued pursuant to this Agreement, have not been nor will they be registered under the Securities Act of 1933 as amended ("'33 Act"), but are issued pursuant to exemptions from registration including but not limited to Regulation D and
Section 4(2) of the '33 Act, and Flexweight's reliance on such exemptions in issuing the Shares is predicated in part on the representations of NuOasis set forth herein and in the Investment Letter attached hereto as Exhibit "A" (the "Investment Letter"), to be executed by NuOasis and delivered to Flexweight at Closing.

         10.2 Access to Information. NuOasis represents that, by virtue of its economic bargaining power or otherwise, it has had access to or has been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the '33 Act should registration of the Shares issued pursuant to this Agreement have been necessary, and that they have had the opportunity to ask questions of and receive answers from Flexweight's officers and directors, or any party acting on their behalf, concerning the business of Flexweight and that they have had the opportunity to obtain any additional information, to the extent that Flexweight possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by Flexweight.


11.   Indemnification

As provided herein, NuOasis and Flexweight shall each indemnify and hold harmless the other for one (1) year following the date of Closing under this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses resulting from any misrepresentations, breach of covenant or warranty, or from any misrepresentation contained in any certificate furnished hereunder. In this regard, NuOasis agrees that Flexweight is held harmless from and indemnified against any loss, damage, or expense resulting from the falsity or breach of any of the representations, warranties, or agreements of NuOasis contained herein under which the Shares hereunder are transferred to NuOasis.


12.   Confidential Information

Notwithstanding any termination of this Agreement, Flexweight, NuOasis and their representatives, agree to hold in confidence any information not generally available to the public received by them from the other party pursuant to the terms of this Agreement. If this Agreement is terminated for any reason, Flexweight, NuOasis and their representatives will continue to hold such information in confidence and will, to the extent requested by any party, promptly return to the requesting party all written material and all copies or abstracts thereof previously furnished.


13.   Miscellaneous Provisions

         13.1 Survival of Representations and Warranties. All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three (3) years from the Closing Date. NuOasis and Flexweight are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which they might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         13.2 Costs and Expenses. Subject to paragraph 9 herein, all costs and expenses in the proposed sale and transfer described in this Agreement shall be borne by NuOasis and Flexweight in the following manner:

         (a) Attorneys Fees and Costs. Each party has been represented by its own attorney(s) in this transaction, shall pay the fees of its own attorney(s), except as may be expressly set forth herein to the contrary.

         (b) Costs of Closing. Each party shall bear its reasonable share of all other Closing costs and expenses arising from this Agreement.

         13.3 Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         13.4 Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         13.5 Notices. All notices and other communications hereunder shall either be in writing and shall be deemed to have been given if delivered in person, sent by overnight delivery service or sent by facsimile transmission, to the parties hereto, or their designees, as follows:

To Flexweight:
C/O Walter Sanders
915 North Wells, Suite 4
Wendover , Nevada 89883

Telephone (702) 664-3081
Facsimile  (702) 664-2331

To NuOasis:
43 Elizabeth Avenue, Box N-8680
Nassau, Bahamas

Telephone (809) 356-2903
Facsimile  (809) 326-8434

         13.6  Headings.   The  paragraph  and  subparagraph  headings  in  this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.8 Governing Law. This Agreement shall be governed by the laws of the United States, State of Nevada.

         13.9 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

         13.10 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

         13.11 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         13.12 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

         13.13 Facsimile Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

13.14 Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                                     "Flexweight"
                                                     Flexweight Corporation


                                                     By:/s/ Walter G. Sanders
                                                        ---------------------
                                                     Name: Walter G. Sanders
                                                     Title: President

                                                     "NuOasis"
                                                     NuOasis International Inc.


                                                     By:/s/ Fred Luke
                                                        -------------
                                                     Name: Fred Luke
                                                     Title: President